EXHIBIT 10.25

OPTION AGREEMENT AMENDMENT

RF INDUSTRIES, LTD.

2010 STOCK INCENTIVE PLAN

This Option Agreement Amendment (this “Amendment”) is made and entered into as of December 17, 2018 by and between RF Industries, Ltd., a Nevada corporation (the “Company”), and the option holder (the “Option Holder”) whose name is set forth on the signature page of this Amendment. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the 2010 Plan (as defined below) or the form of Option Agreement (as defined below).

RECITALS

A. The Company has granted one or more options (the “Options”) to the Option Holder under the Company’s 2010 Stock Incentive Plan (the “2010 Plan”). The Options entitle the Option Holder to purchase shares of the Company’s common stock upon the satisfaction of the vesting and other requirements described in one or more of the Option grants, which grants incorporate the Company’s standard form of Option Agreement (the “Option Agreements”).

B. The signature page of this Amendment lists each Option grant under the 2010 Plan which the Option Holder has received, and to the applicable Option Agreement to which the Option Holder is a party. The signature page of this Amendment also lists the number of shares of common stock that are the subject of each such Option grant. Each Option grant describes the vesting schedule to which the Option is the subject.

C. Section 10(a) of the 2010 Plan states that the Company’s Board of Directors has the power and authority to accelerate the time at which an Option may first be exercised or the time during which an Option shall vest. Furthermore, Section (15) of the Option Agreements states that, in the event of a Corporate Transaction, to the extent that an Option has not previously been exercised, the Option shall terminate immediately prior to consummation of such Corporate Transaction, unless the Board of Directors determines otherwise in its sole direction to permit exercise of the Option prior to its termination, even if the Option would not otherwise have been exercisable. Section 2(h) of the 2010 Plan defines a Corporate Transaction as including (i) a sale, lease or disposition of all or substantially all of the capital stock or assets of the Company; (ii) a merger or consolidation of the Company in which the Company is not the surviving entity; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise.

D. The Company and the Option Holder desire to agree in this Amendment that any and all unvested Options granted to the Option Holder under the 2010 Plan and listed on the signature page of this Amendment shall vest immediately prior to the consummation of a Corporate Transaction, if the Options have not expired prior to the consummation of the Corporate Transaction and if the Option Holder’s Service with the Company has not terminated prior to the consummation of the Corporate Transaction.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and the Option Holder hereby agree as follows:

1. Vesting of Options upon a Corporate Transaction.

(a) Immediately prior to the consummation of a Corporate Transaction, any and all unvested Options granted to the Option Holder under the 2010 Plan and listed on the signature page of this Amendment shall vest in full and become exercisable by the Option Holder, if the Options have not expired by the terms of the Option Agreements prior to the consummation of the Corporate Transaction and if the Option Holder’s Service with the Company or an Affiliate of the Company as an Employee, a Director, or a Consultant has not terminated prior to the consummation of the Corporate Transaction. For purposes of this Amendment, the terms Corporate Transaction, Service, Affiliate, Employee, Director, and Consultant shall have the same meanings as are set forth in the 2010 Plan for such terms.

(b) The Options described above in Section 1(a) shall terminate and shall no longer be exercisable if they are not exercised by the Option Holder in accordance with the terms of the Option Agreements at or prior to the effective time of the Corporate Transaction. The Company shall provide the Option Holder with prior notice of the Corporate Transaction in order to permit the Option Holder to exercise the Options that vest pursuant to Section 1(a).

2. No Other Changes to the Option Agreements. Except as expressly amended by this Amendment, all of the terms of the Option Agreements shall remain in full force and effect. Furthermore, all of the provisions of the 2010 Plan (including, without limitation, Section 11(c) relating to Corporate Transactions) shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in two counterparts, including by facsimile, by e-mail in PDF format, or by other electronic means, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date set forth below.

RF INDUSTRIES, LTD.

Signature:

Print Name:

Title:

OPTION HOLDER

Signature:

Print Name:

OPTIONS GRANTED TO OPTION HOLDER UNDER THE 2010 STOCK INCENTIVE PLAN:

Date of Option Agreement(s) and Number of Option Shares Covered by Each Option Grant:

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